Exhibit 99.1

FOR MORE INFORMATION:	Company Contact:
Jill Blumhoff
Chief Financial Officer &
Vice President of Finance
Phone: 765.497.8381
jblumhoff@BASinc.com

BASi Continues Revenue Growth in Second Quarter of Fiscal 2019

WEST LAFAYETTE, IN, May 15, 2019 -- Bioanalytical Systems, Inc. (NASDAQ:BASI) (“BASi”, the “Company”, “We” or “Our”) today announced financial results for the three and six months ended March 31, 2019.

Robert Leasure, Jr., BASi’s President and Chief Executive Officer commented, “Our financial results have been in line with our expectations for fiscal 2019. This quarter we were able to recruit and fill open leadership and scientific team positions that are critical to meeting the future expectations of our clients, employees and shareholders. We saw organic growth of 8% over the 1st quarter of 2019 and overall growth of 58.7% so far over the first six months of 2018, including growth attributable to the Seventh Wave acquisition. We have continued the integration process of the Seventh Wave acquisition, and on May 1, 2019, completed the acquisition of Smithers Avanza’s toxicology facility in Gaithersburg, Maryland. The new building expansion and facility improvements in our Evansville facility continue to move forward. We obtained funding to support these initiatives and other improvements to our facilities and equipment to support future growth and enhance our scientific capabilities and client experiences. We are proud of the foundation we continue to build for the future.”

Mr. Leasure continued, “We continue to see our quoting activity and services backlog grow as a result of the acquisitions and investments into sales and marketing. We plan to further develop our sales, marketing, client services and branding to drive revenue growth in the current year and beyond. We will continue to develop existing services into “Centers of Excellence” to distinguish our services in the industry and to evaluate additional opportunities for internal and external growth.”

“Through all of our efforts, we continue to emphasize and maintain a positive culture from which we can recruit and retain our talented team. The dedication of the whole team to the Company and to our clients will continue to fuel our success with our initiatives,” Mr. Leasure concluded.

Second Quarter Results

For the quarter, revenue amounted to $9,344,000, a 60.4% increase from $5,944,000 in the second quarter of fiscal 2018. Revenue growth was mainly driven by the incremental sales associated with the Seventh Wave acquisition, plus increased organic sales in both the Services and Products segments.

Net loss for the second quarter of fiscal 2019 amounted to $569,000, or $0.06 per diluted share, compared to net income of $55,000, or $0.01 per diluted share for the second quarter of fiscal 2018.

Net income and earnings per share were impacted by the mix of revenues, recruiting and relocation of management team and growing the employee base, and higher sales and marketing expenses. The higher sales and marketing expenses are driven by our focus on promoting our combined brand and revenue growth.

Adjusted EBITDA for the second quarter of fiscal 2019, amounted to $273,000, compared to Adjusted EBITDA for the second quarter of fiscal 2018 of $524,000.

Second Quarter Segment Results

Service revenue for the second quarter of fiscal 2019 increased 61.7% to $8,131,000 compared to $5,030,000 for the same period in fiscal 2018. Nonclinical services revenues increased $2,486,000 due to an overall increase in the number of studies compared to the prior year period and additional revenues attributable to the Seventh Wave Laboratories acquisition of $1,622,000 in the second quarter of fiscal 2019. Bioanalytical analysis revenues increased by $638,000 in the second quarter of fiscal 2019, mainly due to additional revenues attributable to the Seventh Wave Laboratories acquisition. Other laboratory services revenues were negatively impacted by lower archive revenues in the second quarter of fiscal 2019 versus the comparable period in fiscal 2018.

Cost of Service revenue as a percentage of Service revenue increased to 73.2% during the second quarter of fiscal 2019 from 72.8% in the comparable period in fiscal 2018. The principal cause of this increase was due to the mix of services provided in the current quarter.

Sales in our Products segment increased 32.6% in the second quarter of fiscal 2019 from $914,000 to $1,213,000 when compared to the same period in the prior fiscal year. The majority of the increase stems from higher sales of our Culex automated in vivo sampling systems and analytical instruments in the current quarter as compared to the prior year quarter.

Cost of Products revenue as a percentage of Products revenue in the second quarter of fiscal 2019 increased to 68.6% from 59.3% in the comparable prior-year period. This increase is mainly due to higher material costs and the mix of product sales during the second quarter of fiscal 2019.

First Six Months’ Results

For the first six months of fiscal 2019, revenue amounted to $17,969,000, a 58.7% increase from $11,321,000 in the first half of fiscal 2018. Revenue growth was mainly driven by incremental sales associated with the Seventh Wave acquisition plus increased sales in both the Services and Products segments.

Net loss for the first six months of fiscal 2019 amounted to $654,000, or $0.06 per diluted share, compared to net income of $81,000, or $0.01 per diluted share for the first six months of fiscal 2018.

Net income and earnings per share were impacted by recruiting and bringing on new employees, the mix of revenues and higher sales and marketing expenses. The higher sales and marketing expenses are driven by our focus on promoting our combined brand and revenue growth.

Adjusted EBITDA for the first six months of fiscal 2019, amounted to $1,173,000, compared to Adjusted EBITDA for the first six months of fiscal 2018 of $969,000.

First Six Months’ Segment Results

Service revenue for the first six months of fiscal 2019 increased 66.0% to $15,866,000 compared to $9,555,000 for the same period in fiscal 2018. Nonclinical services revenues increased $4,963,000 due to an overall increase in the number of studies compared to the prior year period and additional revenues attributable to the Seventh Wave Laboratories acquisition of $3,547,000 in the first six months of fiscal 2019. Bioanalytical analysis revenues increased by $1,314,000 in the first six months of fiscal 2019, mainly due to additional revenues attributable to the Seventh Wave Laboratories acquisition. Other laboratory services revenues were positively impacted by higher pharmaceutical analysis revenues in the first six months of fiscal 2019 versus the comparable period in fiscal 2018.

Cost of Service revenue as a percentage of Service revenue increased to 72.8% during the first six months of fiscal 2019 from 72.6% in the comparable period in fiscal 2018. The principal cause of this increase was due to the mix of services provided in the first six months of fiscal 2019.

Sales in our Products segment increased 19.0% in the first six months of fiscal 2019 from $1,766,000 to $2,103,000 when compared to the same period in the prior fiscal year. The majority of the increase stems from higher sales of our Culex automated in vivo sampling systems and analytical instruments in the current period as compared to the prior year period.

Cost of Products revenue as a percentage of Products revenue in the first six months of fiscal 2019 increased to 68.5% from 60.3% in the comparable prior-year period. This increase is mainly due to higher material costs and the mix of product sales during the first six months of fiscal 2019.

Cash Provided by Operating Activities

Cash provided by operating activities was $911,000 for the first six months of fiscal 2019 compared to $842,000 for the same period in fiscal 2018.

As of March 31, 2019, the Company had $520,000 in cash and cash equivalents, a $409,000 balance on its general line of credit, a $908,000 balance on its $4,445,000 construction line of credit and a $285,000 balance on its $1,429,250 equipment line of credit. During fiscal 2019, cash from operations, cash on hand and financing activities funded capital expenditures of approximately $2,218,000 for the expansion of our Evansville facility in addition to laboratory equipment and building improvements as well as computer equipment and software.

Acquisition

On May 1, 2019, the Company acquired from Smithers Avanza Toxicology Services LLC (“Seller”), a consulting-based contract research laboratory located in Gaithersburg, Maryland, substantially all of the assets used by the Seller in connection with the performance of in-vivo mammalian toxicology CRO services for pharmaceuticals (small molecules and biologics), vaccines, agro and industrial chemicals, under the terms and conditions of an Asset Purchase Agreement, dated May 1, 2019. The consideration for the Acquisition consisted of $1,270,646.10 in cash, subject to certain adjustments, 200,000 of the Company’s common shares and an unsecured promissory note in the initial principal amount of $810,000. The Company funded the cash portion of the purchase price for the Acquisition with cash on hand and the net proceeds from the refinancing of its credit arrangements with First Internet Bank (“FIB”).

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are Adjusted EBITDA for the three and six month periods ended March 31, 2019 and 2018. Adjusted EBITDA as reported herein refers to a financial performance measure that excludes from net income (loss) income statement line items interest expense and income taxes (benefit) expense, as well as non-cash charges for depreciation and amortization, stock option (benefit) expense and non-recurring acquisition and integration costs.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that Adjusted EBITDA, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to emerging pharmaceutical companies and the world's leading drug development companies and medical research organizations. The Company focuses on developing innovative services supporting its clients’ discovery and development objectives for improved decision-making and accelerated goal attainment. BASi products focus on increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Visit www.BASinc.com for more information about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to our financial condition, changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, the successful closing, integration and financial impact of acquisitions and various market and operating risks detailed in the Company's filings with the Securities and Exchange Commission. BASi assumes no obligation to update any forward-looking statement except as may be required by law. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent Annual Report, as filed, with the Securities and Exchange Commission.

.

(SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

Service revenue	$8,131	$5,030	$15,866	$9,555
Product revenue	1,213	914	2,103	1,766
Total revenue	9,344	5,944	17,969	11,321

Cost of service revenue	5,951	3,662	11,548	6,935
Cost of product revenue	832	542	1,441	1,065
Total cost of revenue	6,783	4,204	12,989	8,000

Gross profit	2,561	1,740	4,980	3,321
Operating expenses:
Selling	655	303	1,308	597
Research and development	145	149	269	288
General and administrative	2,210	1,178	3,811	2,315
Total operating expenses	3,010	1,630	5,388	3,200

Operating (loss) income	(449)	110	(408)	121

Interest expense	(122)	(48)	(248)	(100)
Other income	3	4	4	4
Net (loss) income before income taxes	(568)	66	(652)	25

Income taxes (benefit) expense	1	11	2	(56)

Net (loss) income	$(569)	$55	$(654)	$81

Comprehensive (loss) income	$(569)	$55	$(654)	$81

Basic net (loss) income per share	$(0.06)	$0.01	$(0.06)	$0.01
Diluted net (loss) income per share	$(0.06)	$0.01	$(0.06)	$0.01

Weighted common shares outstanding:
Basic	10,290	8,245	10,268	8,245
Diluted	10,290	8,789	10,268	8,793

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2019	September 30, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$520	$773
Accounts receivable
Trade, net of allowance of $1,891 at March 31, 2019 and $1,948 at September 30, 2018	4,149	4,128
Unbilled revenues and other	716	1,012
Inventories, net	1,103	1,182
Prepaid expenses	1,194	966
Total current assets	7,682	8,061

Property and equipment, net	17,787	16,610
Goodwill	3,072	3,072
Other intangible assets, net	3,060	3,318
Lease rent receivable	124	115
Deferred tax asset	31	62
Other assets	27	30
Total assets	$31,783	$31,268

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,525	$3,192
Restructuring liability	503	1,117
Accrued expenses	1,230	1,571
Customer advances	5,583	4,925
Revolving line of credit	409	-
Current portion of capital lease obligation	20	87
Current portion of long-term debt	930	909
Total current liabilities	12,200	11,801
Capital lease obligation, less current portion	28	37
Long-term debt, less current portion, net of debt issuance costs	9,265	8,546
Total liabilities	21,493	20,384

Shareholders’ equity:
Preferred shares, authorized 1,000,000 shares, no par value:
35 Series A shares at $1,000 stated value issued and outstanding at March 31, 2019 and at September 30, 2018	35	35
Common shares, no par value:
Authorized 19,000,000 shares; 10,290,531 issued and outstanding at March 31, 2019 and 10,245,277 at September 30, 2018	2,534	2,523
Additional paid-in capital	24,682	24,557
Accumulated deficit	(16,961)	(16,231)
Total shareholders’ equity	10,290	10,884
Total liabilities and shareholders’ equity	$31,783	$31,268

BIOANALYTICAL SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2087

GAAP Net (loss) income	$(569)	$55	$(654)	$81

Add back: Interest expense	122	48	248	100
Income taxes (benefit) expense	1	11	2	(56)
Depreciation and amortization	602	375	1,305	775
Stock option expense	99	35	124	69
Acquisition and integration costs	18	-	148	-
Adjusted EBITDA	$273	$524	$1,173	$969

Adjusted EBITDA - Earnings before interest expense, income taxes (benefit) expense, depreciation and amortization, stock option expense and non-recurring acquisition and integration costs.